Exhibit 99.1

Sio Gene Therapies Announces Fiscal Third Quarter 2022 Financial Results

–Three-Month and Nine-Month Losses decline by 84.2% and 73.5%, respectively
–Operating Cash Outflows for the Nine Months Ended December 31, 2022 decreased by $23.8 million or 56% versus the prior year period
–$46.1 million of cash and cash equivalents as of December 31, 2022, a strong cash position as the Company prepares for liquidation and dissolution, subject to stockholder approval

NEW YORK, NY, February 14, 2023 (GLOBE NEWSWIRE) – Sio Gene Therapies Inc. (NASDAQ: SIOX) today provided financial results for its fiscal third quarter ended December 31, 2022.

“Our financial results continue to show the beneficial effects on operating expenses and cash burn resulting from the termination of the licenses to our three clinical-stage programs, the significant workforce reduction initiated last year April and successful negotiations with vendors and landlords. We are now focused on taking the steps necessary to put the Company and its three subsidiaries into the liquidation and dissolution process, including a stockholder vote expected to be held in April,” said David Nassif, J.D., Chief Executive Officer of Sio Gene Therapies.

Fiscal Third Quarter Financial Summary

Research and development expenses were $1.9 million for the three months ended December 31, 2022 and $21.3 million for the three months ended December 31, 2021. The $19.4 million decrease was primarily related to decreases in:

(i) program-specific costs relating to our prior AXO-Lenti-PD and AXO-AAV-GM1 and AXO-AAV-GM2 programs, which decreased $15.5 million as we wound down our clinical-stage programs subsequent to our termination of the Oxford Biomedica and UMass agreements; and

(ii) unallocated internal costs, which decreased $3.9 million primarily due to reductions in personnel-related costs after announcing the discontinuation of our clinical-stage programs and initiating a significant reduction in workforce in April 2022.

General and administrative expenses were $2.6 million for the three months ended December 31, 2022 and $4.1 million for the three months ended December 31, 2021. The decrease of $1.5 million was primarily due to decreases of $1.0 million in stock-based compensation expense, $0.4 million of which results from prior year expense associated with Roivant Sciences Ltd. ("RSL") equity instruments held by our former Chief Executive Officer, and $0.6 million in personnel-related expenses related to the workforce reduction that commenced in April 2022.

The net loss for the fiscal third quarter ended December 31, 2022 was $4.0 million, or $0.05 per share, compared to a net loss of $25.5 million, or $0.35 per share, in the fiscal third quarter ended December 31, 2021.

As of December 31, 2022, we had $46.13 million of cash and cash equivalents. We hold no short-term or long-term debt on the balance sheet.

Fiscal Nine Months Financial Summary

Research and development expenses were $7.8 million for the nine months ended December 31, 2022 and $40.8 million for the nine months ended December 31, 2021. The $33.0 million decrease was primarily related to decreases in:

(i) program-specific costs relating to our prior AXO-Lenti-PD and AXO-AAV-GM1 and AXO-AAV-GM2 programs, which decreased $24.6 million as we wound down our clinical-stage programs subsequent to our termination of the Oxford Agreement and the UMMS Agreement; and

(ii) unallocated internal costs, which decreased $8.4 million primarily due to reductions in personnel-related costs after announcing the discontinuation of our clinical-stage programs and initiating a significant reduction in workforce in April 2022. Personnel-related costs incurred during the nine months ended December 31, 2022 included $0.7 million of severance expense. Other costs incurred during the nine months ended December 31, 2022 included $0.7 million related to the early termination of the laboratory space lease in Durham, North Carolina and $0.6 million of losses on sales of equipment and furniture related to the termination of that lease. Further, stock-based compensation expense incurred during the nine months ended December 31, 2022 benefited from the reversal of $0.4 million from prior periods resulting from the workforce reduction.

General and administrative expenses were $8.5 million for the nine months ended December 31, 2022 and $17.7 million for the nine months ended December 31, 2021. The decrease of $9.2 million was primarily due to a decrease of $8.3 million in stock-based compensation expense, $6.3 million of which results from prior year expense associated with RSL equity instruments held by our former Chief Executive Officer, and a decrease of $1.7 million in personnel-related expenses.

The net loss for the nine months ended December 31, 2022 was $15.5 million, or $0.21 per share, compared to a net loss of $58.6 million, or $0.80 per share, for the nine months ended December 31, 2021.

Forward-Looking Statements

This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as "expect," "estimate," "may" and other similar expressions are intended to identify forward-looking statements. For example, all statements Sio makes regarding the proposed dissolution and its timing, including for holding a special stockholder meeting to approve the dissolution, cash position to support the dissolution, costs associated with its operating activities, potential cost savings and other benefits from cost reduction activities, and funding requirements and/or cash burn runway are forward-looking. All forward-looking statements are based on estimates and assumptions by Sio’s management that, although Sio believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Sio expected. Such risks and uncertainties include, among others, the availability, timing and amount of liquidating distributions; the amounts that will need to be set aside by Sio; the adequacy of such reserves to satisfy Sio’s obligations; potential unknown contingencies or liabilities, including tax claims, and Sio’s ability to favorably resolve them or at all; the amount of proceeds that might be realized from the sale or other disposition of any remaining assets; the application of, and any changes in, applicable tax laws, regulations, administrative practices, principles and interpretations; the incurrence by Sio of expenses relating to the dissolution; the ability of the board of directors to abandon, modify or delay implementation of the dissolution, even after stockholder approval; the uncertain macroeconomic environment; continuing impact of the COVID-19 pandemic on Sio’s operations; the actual funds required for planned operating activities; costs, risks and timing related to headcount reductions and capital conservation plans; and the outcome of interactions with regulatory agencies. These statements are also subject to a number of material risks and uncertainties that are described in Sio’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on February 14, 2023, as updated by its subsequent filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was made. Sio undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed dissolution, the Company has filed with the SEC a preliminary proxy statement and other relevant materials and will file a definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, ANY AMENDMENTS OR SUPPLEMENTS THERETO, ANY OTHER SOLICITING MATERIALS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PLAN OF DISSOLUTION AND RELATED MATTERS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT SIO GENE THERAPIES, INC., THE PROPOSED DISSOLUTION AND RELATED MATTERS. Stockholders may obtain a free copy of the proxy statement and the other relevant materials (when they become available), and any other documents filed by the Company with the SEC, at the SEC's website at http://www.sec.gov or on the "Investors" section of Sio’s website at www.siogtx.com.

Participants in the Solicitation

Sio and its executive officer and directors may be deemed to be participants in the solicitation of proxies from its stockholders with respect to the proposed dissolution and related matters and any other matters to be voted on at the special meeting of stockholders. Information regarding the names, affiliations and interests of such directors and executive officer will be included in the proxy statement (when available). Additional information regarding such directors and executive officer is included in Sio’s Annual Report on Form 10-K for the fiscal year ended March 31, 2022, which was filed with the SEC on June 14, 2022.

Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Sio’s shareholders in connection with the dissolution and related matters and any other matters to be voted upon at the special meeting will be set forth in the proxy statement (when available). These documents are available free of charge as described in the preceding section.

Contacts:

Media, Investors and Analysts

David W. Nassif
Sio Gene Therapies Inc.
Chief Executive Officer, Chief Financial Officer and General Counsel
david.nassif@siogtx.com

SIO GENE THERAPIES INC.
Condensed Consolidated Statements of Operations
(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2022	2021	2022	2021
Operating expenses:
Research and development expenses
(includes stock-based compensation expense (benefit) of $0 and $130 for the three months ended December 31, 2022 and 2021 and $(409) and $1,051 for the nine months ended December 31, 2022 and 2021, respectively)	$1,883	$21,287	$7,761	$40,793
General and administrative expenses
(includes stock-based compensation expense of $227 and $1,268 for the three months ended December 31, 2022 and 2021 and $692 and $8,966 for the nine months ended December 31, 2022 and 2021, respectively)	2,600	4,086	8,533	17,693
Total operating expenses	4,483	25,373	16,294	58,486
Other (income) expenses:
Other (income) expense, net	(464)	83	(785)	105
Loss before income tax benefit	(4,019)	(25,456)	(15,509)	(58,591)
Income tax benefit	—	—	(4)	(28)
Net loss	$(4,019)	$(25,456)	$(15,505)	$(58,563)
Net loss per share of common stock — basic and diluted	$(0.05)	$(0.35)	$(0.21)	$(0.80)
Weighted-average shares of common stock outstanding — basic and diluted	73,975,196	73,335,279	73,905,737	73,046,889

SIO GENE THERAPIES INC.
Condensed Consolidated Balance Sheets
(Unaudited, in thousands, except share and per share amounts)

	December 31, 2022	March 31, 2022
Assets
Current assets:
Cash and cash equivalents	$46,127	$63,729
Restricted cash	—	1,184
Prepaid expenses and other current assets	789	5,214
Income tax receivable	356	1,609
Total current assets	47,272	71,736
Operating lease right-of-use assets	—	2,444
Property and equipment, net	—	900
Total assets	$47,272	$75,080
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$201	$3,984
Accrued expenses	1,951	8,232
Current portion of operating lease liabilities	—	786
Total current liabilities	2,152	13,002
Operating lease liabilities, net of current portion	—	1,730
Total liabilities	2,152	14,732
Stockholders’ equity:
Common stock, par value $0.00001 per share, 1,000,000,000 shares authorized, 73,975,196 and 73,739,378 issued and outstanding at December 31, 2022 and March 31, 2022, respectively	1	1
Additional paid-in capital	923,249	922,966
Accumulated deficit	(878,461)	(862,956)
Accumulated other comprehensive income	331	337
Total stockholders’ equity	45,120	60,348
Total liabilities and stockholders’ equity	$47,272	$75,080

SIO GENE THERAPIES INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, in thousands)

	Nine Months Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(15,505)	$(58,563)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash lease expenses	2,444	229
Stock-based compensation expense	283	10,017
Depreciation and non-cash amortization	137	187
Change in operating lease liabilities	(2,516)	(265)
Other	857	7
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	4,425	2,104
Income tax receivable	1,253	(76)
Accounts payable	(3,783)	5,270
Accrued expenses	(6,281)	(1,434)
Net cash used in operating activities	(18,686)	(42,524)
Cash flows from investing activities:
Cash proceeds from sale of long-term investment	—	4,343
Cash proceeds from sale of property and equipment	190	—
Purchases of property and equipment	(290)	(336)
Net cash (used in) provided by investing activities	(100)	4,007
Cash flows from financing activities:
Cash proceeds from issuance of shares of common stock, net of issuance costs	—	1,441
Net cash provided by financing activities	—	1,441
Net change in cash and cash equivalents, restricted cash and long-term restricted cash	(18,786)	(37,076)
Total cash and cash equivalents, restricted cash and long-term restricted cash—beginning of period	64,913	120,170
Total cash and cash equivalents, restricted cash and long-term restricted cash—end of period	$46,127	$83,094
Cash and cash equivalents —beginning of period	63,729	118,986
Restricted cash included in current assets—beginning of period	1,184	—
Restricted cash included in long-term assets—beginning of period	—	1,184
Total cash and cash equivalents, restricted cash and long-term restricted cash—beginning of period	$64,913	$120,170
Cash and cash equivalents—end of period	46,127	81,910
Restricted cash included in current assets—end of period	—	1,184
Total cash and cash equivalents and restricted cash—end of period	$46,127	$83,094